                                                                    Exhibit 3.17
                          CERTIFICATE OF INCORPORATION

                                       OF

                           KRIZMAN INTERNATIONAL, INC.

                                   * * * * * *

     1. The name of the Corporation is

          Krizman International, Inc.

     2. The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at such address is The
Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1) amounting in the aggregate to One Thousand Dollars
($1,000).

     The holders of common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the Board of Directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the Board of Directors may from time to time fix and as may be permitted by law.

          5A. The names and mailing address of the incorporators are as follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------
     V. A. Brookens                 1209 Orange Street
                                    Wilmington, DE 19801

     J. L. Austin                   1209 Orange Street
                                    Wilmington, DE 19801

     M. C. Kinnamon                 1209 Orange Street
                                    Wilmington, DE 19801

          5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------
     William J. Carroll             1480 Ford Street
                                    Maumee, Ohio 43537

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     To make, alter or repeal the by-laws of the Corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The
Board may designate one or more directors as alternate members of any committee, who may replace any

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absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the
Corporation, shall have and may exercise all the powers and authority of the
Board of Directors in the management of the business and affairs of the
Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorise the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

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     8. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the Corporation may be kept
(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the
Board of Directors or in the by-laws of the Corporation.

     9. A director of the Corporation shall not be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the
State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal, amendment or other modification of this article shall not affect the liability or alleged liability of any directors of the Corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     10. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore a named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of October, 1992.

                                       /s/ V. A. Brookens
                                       -----------------------------------
                                       V. A. Brookens

                                       /s/ J. L. Austin
                                       -----------------------------------
                                       J. L. Austin

                                       /s/ M.C. Kinnamon
                                       -----------------------------------
                                       M.C. Kinnamon

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                          PLAN AND AGREEMENT OF MERGER

This Plan and Agreement of Merger (the "Agreement") is dated October 9, 2000, by and between McQuay - Norris, inc., a Delaware corporation ("McQuay - Norris");
and Krizman International, Inc., a Delaware corporation ("Krizman").

                                    RECITALS,

o    Krizman and McQuay - Norris are both wholly-owned subsidiaries of Dana
     Corporation, a Virginia corporation ("Dana").

o    In order to streamline Dana's corporate structure, Dana, Krizman and McQuay
     - Norris desire that McQuay - Norris be merged into Krizman.

                                    AGREEMENT

1. PLAN AND AGREEMENT OF MERGER

     1.1. PURPOSE OF AGREEMENT. The purpose of this Agreement is to carry out the statutory merger, under Delaware law, of McQuay - Norris into Krizman, leaving Krizman as the surviving entity.

     1.2. STATUTORY AUTHORITY. This Agreement constitutes an Agreement of Merger described in Section 251(b) of the Delaware General Corporation Law.

     1.3. PARTIES TO MERGER. The parties to the merger are Krizman and McQuay -
Norris. Krizman will be the survivor.

     1.4. SHAREHOLDER AND DIRECTOR APPROVAL. The shareholders and directors of each party have duly approved the adoption of this Agreement, by unanimous written consent, in accordance with Section 251(c) of the Delaware General
Corporation Law.

     1.5. TERMS AND CONDITIONS OF MERGER. McQuay - Norris shall merge into
Krizman, leaving Krizman as the survivor. Krizman shall continue as the successor in interest of all assets and liabilities of McQuay - Norris of whatever nature. Because Dana holds all issued and outstanding stock of both
McQuay - Norris and Krizman, McQuay - Norris' stock will be cancelled and no additional stock will be issued in Krizman.

     1.6. CERTIFICATE OF INCORPORATION. The existing Articles of Incorporation of Krizman, without amendment, shall continue in full force and effect as the certificate of incorporation of the resulting corporation.

     1.7. DOCUMENTATION OF MERGER. Upon execution of this Agreement, the parties shall cause a copy of this Agreement to be filed with the Secretary of State of
Delaware to document the merger, with an effective date of November 30, 2000.

2. MISCELLANEOUS

     2.1. NOTICES. All notices or other communications permitted or required to be made under this Agreement shall be in writing, signed by the party giving notice and shall be delivered personally, sent by recognized overnight delivery service, or sent by registered or certified mail, to the party, at the recipient's address on file with the sender or at such other address of which the sender receives notice from the recipient. Notice is effective as of the date of mailing if sent by mail, or upon delivery if sent by any other method.

     2.2. SUCCESSORS AND ASSIGNS. This Agreement is binding on and will inure to the benefit of the parties, their respective successors and assigns, and each party agrees, on behalf of its successors and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement and hereby authorizes and directs its successors and assigns to execute any and all such instruments. The rights of the parties and their successors in interest are governed by the terms of this
Agreement.

     2.3. AMENDMENT. No change, modification, or amendment of this Agreement is valid unless in writing and executed by both parties.

     2.4. FURTHER ASSURANCES. Each party shall execute and deliver such other documents as may be required to implement any of the provisions of this
Agreement.

     2.5. INTEGRATION. This Agreement constitutes the entire agreement of the parties with respect to the subject matter addressed herein.

     2.6. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

     2.7. SEVERABILITY. In the event any portion of this Agreement is held to be invalid or unenforceable, it shall be deemed amended the minimum amount necessary to permit its enforcement.

     2.8. HEADINGS. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement for any other purpose and shall not have any force or effect in the construction of this
Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first written above.

KRIZMAN INTERNATIONAL, INC.            MCQUAY - NORRIS, INC.

By:      /s/ Steven E. Keller          By:       /s/ Steven E. Keller
   --------------------------------       ----------------------------------
Steven E. Keller, Secretary            Steven E. Keller, Secretary

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